UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2023

Build-A-Bear Workshop, Inc.
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(Exact Name of Registrant as Specified in Its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	001-32320 ------------------- (Commission File Number)	43-1883836 --------------------------- (IRS Employer Identification No.)

415 South 18th St., St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63103 ------------------ (Zip Code)

(314) 423-8000
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(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BBW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)          On April 11, 2023, the Compensation and Development Committee (the “Committee”) of the Board of Directors of Build-A-Bear Workshop, Inc. (the “Company”) adjusted the compensation for each of Company’s named executive officers (the “Executive Officers”), other than the President and Chief Executive Officer.  At the recommendation of the Committee, the Board of Directors ratified and approved the President and Chief Executive Officer’s compensation.

These compensation adjustments included base salary adjustments for the Company’s Executive Officers other than the President and Chief Executive Officer, determination of the 2023 annual bonus program performance objectives, and approval of the 2023 long-term incentive compensation grants, each of which is described below. Rather than a salary adjustment for the President and Chief Executive Officer, the Board approved an increase to her overall compensation in the form of additional target long-term incentive compensation, 70% in the form of three-year performance-based restricted stock and 30% in time-based restricted stock, to further align the interests of our President and Chief Executive Officer with stockholder interests and to increase the performance-based weighting of her total direct compensation.

2023 Base Salary Adjustments

The adjusted annual base salaries for the Company’s Executive Officers are:

Name/Position	Adjusted Annual Base Salary

Sharon John, President and Chief Executive Officer	$764,800(1) (unchanged)

Voin Todorovic, Chief Financial Officer	$465,500

Jennifer Kretchmar, Chief Digital and Merchandising Officer	$470,800

J. Christopher Hurt, Chief Operations and Experience Officer	$465,600

Eric Fencl, Chief Administrative Officer, General Counsel and Secretary	$376,100

(1) Base salary unchanged from prior year while total direct compensation increased through higher target long-term incentive compensation.

2023 Annual Bonus Program

The Committee established the 2023 performance objectives for the range of cash bonuses that may be paid under the Build-A-Bear Workshop, Inc. 2020 Omnibus Incentive Plan (the “Omnibus Plan”) to each of the Executive Officers in accordance with the terms of the Company’s cash bonus program for its Executive Officers (the “Cash Bonus Program”). The “Base Bonus Calculation” for each of the Executive Officers for 2023 is determined by multiplying the 2023 Base Bonus Payout Target (set forth below) by his or her eligible base salary (which excludes items such as relocation allowances, bonuses, stock options exercises, vesting of restricted stock, performance-based long-term cash program payments, and compensation not received during a leave of absence):

Name	Base Bonus Payout Target

Sharon John	100%

Voin Todorovic	50%

Jennifer Kretchmar	50%

J. Christopher Hurt	50%

Eric Fencl	50%

The Committee established specific profitability and revenue targets. If the Company achieves at least the threshold consolidated pre-tax income, the Executive Officer will earn between 16.25% and 130% (the “Profitability Percentage of Base Bonus Calculation”) of the Base Bonus Calculation. If the Company (i) achieves at least a specified consolidated pre-tax income, and (ii) achieves at least the threshold consolidated total revenues, the Executive Officer will earn between 8.75% and 70% (the “Revenue Percentage of Base Bonus Calculation”) of the Base Bonus Calculation. The total amount earned cannot exceed 200% of an Executive Officer’s Base Bonus Calculation. Consolidated pre-tax income and consolidated total revenues results that fall between any of the achievement levels set forth in the Cash Bonus Program will be interpolated between the applicable achievement levels, in the sole discretion of the Committee. This discretion includes the ability to increase or reduce the otherwise applicable Profitability or Revenue Percentage of Base Bonus Calculation for each achievement level.

The foregoing summary of the Cash Bonus Program is qualified in its entirety by reference to the description of such program filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

  2023 Long-Term Incentive Compensation

Utilizing market data compiled by the Committee’s compensation consultant, the Committee determined the market value of the total long-term incentive program awards (“LTI Market Value”) for each Executive Officer, payable pursuant to the terms of the Omnibus Plan. For Sharon John, the President and Chief Executive Officer, the resulting awards were then made 70% in three-year performance-based restricted stock and 30% in time-based restricted stock. For Executive Officers other than the President and Chief Executive Officer, the resulting awards were then made 50% in three-year performance-based restricted stock and 50% in time-based restricted stock. These awards were as follows:

Name	Target Number of Shares of Three-Year Performance- Based Restricted Stock	Number of Shares of Time- Based Restricted Stock

Sharon John	38,182	16,365

Voin Todorovic	6,061	6,060

Jennifer Kretchmar	6,061	6,060

J. Christopher Hurt	6,061	6,060

Eric Fencl	5,556	5,556

The Target Number of Shares of Three-Year Performance-Based Restricted Stock awarded to the President and Chief Executive Officer was derived by dividing 70% of her LTI Market Value by the closing sale price of the Company’s common stock on the New York Stock Exchange on April 11, 2023 and rounding the resulting number to the closest whole number. The Target Number of Shares of Three-Year Performance-Based Restricted Stock awarded to each other Executive Officer was derived by dividing 50% of his or her LTI Market Value by the closing sale price of the Company’s common stock on the New York Stock Exchange on April 11, 2023 and rounding the resulting number to the closest whole number. The number of three-year performance-based restricted stock shares, if any, that will be earned by the Executive Officers will be calculated by multiplying the Target Number of Shares of Three-Year Performance-Based Restricted Stock noted in the table above by the Total Earned Percentage (defined below) based on the Company’s achievement of profitability and revenue goals for the fiscal 2023-2025. The three-year performance-based restricted stock that is earned, if any, will vest on April 30, 2026.

The Committee established specific profitability and revenue growth objectives for the fiscal 2023-2025 performance period and assigned a weighting to each objective. Profitability will be measured by the Company’s achievement of consolidated pre-tax income growth goals, by meeting established compound annual growth rate targets. Revenue will be measured by the Company’s achievement of consolidated total revenues growth, by meeting established compound annual growth rate targets for consolidated total revenues. The Total Earned Percentage (“Total Earned Percentage”) of the performance-based stock will be determined by adding the percent of target number of shares for each performance objective based on the Company’s achievement level of each performance objective over the three-year period multiplied by the weighting assigned to each objective. For the three-year performance period, the profitability objective will be weighted 65% and the revenue objective, which is subject to a threshold profitability rate in order to be counted, will be weighted 35%. Consolidated financial results that fall between any of the established achievement levels will be interpolated between the applicable achievement levels, in the sole discretion of the Committee. This discretion includes the ability to increase or reduce the otherwise applicable percentage of target number of shares or payout amount earned, as applicable, for each achievement level.

The Number of Shares of Time-Based Restricted Stock awarded to each Executive Officer was derived by dividing 30% of the President and Chief Executive Officer’s LTI Market Value or, for the other Executive Officers, 50% of his or her LTI Market Value, by the closing sale price of the Company’s common stock on the New York Stock Exchange on April 11, 2023 and rounding the resulting number to the closest whole number that is divisible by three. The time-based restricted stock vests as follows: one-third on April 30, 2024, one-third on April 30, 2025 and one-third on April 30, 2026.

The terms of the 2023 time-based and performance-based restricted stock are as set forth in the relevant portions of the Company’s form of Restricted Stock Agreement (the “Award Agreement”). Vesting is accelerated, in certain circumstances, upon a change in control and upon death or termination of employment with the Company due to disability, subject to the terms set forth in the Award Agreement. Time-based restricted stock carries voting and dividend rights from the date of grant; holders of performance-based restricted stock are entitled to voting and dividend rights only upon satisfaction of applicable performance criteria. In both cases, the payment of any such dividends is deferred until the shares to which such dividends are attributable vest. The summary of the terms of the time-based and performance based restricted stock herein is qualified in its entirety by reference to the terms set forth in the form of the Award Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

The cash bonuses and performance-based restricted stock awards described herein are subject to reimbursement or forfeiture in the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under securities laws, and in any event, in accordance with the terms of any Company recoupment policy that may be adopted pursuant to the rules and regulations of the Commission or New York Stock Exchange.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Description of Build-A-Bear Workshop, Inc. Cash Bonus Program for C-Level Employees

10.2
Form of Restricted Stock Agreement under the Registrant’s 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed on April 16, 2021)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: April 14, 2023	By:	/s/ Eric R. Fencl
	Name:	Eric R. Fencl
Title: Chief Administrative Officer
General Counsel and Secretary